Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contacts:
Investors: Adam Reiffe, Sr. Director, Investor Relations - 201-847-6927
Media: Troy Kirkpatrick, VP, Public Relations - 858-617-2361

BD Reports Fourth Quarter and Full Year Fiscal 2024 Financial Results

Strong Growth and Margin Execution Drives Performance in Quarter

•Q4 revenue of $5.4 billion increased 6.9% as reported, 7.4% currency-neutral and 6.2% organic
•Q4 GAAP and adjusted diluted EPS from continuing operations of $1.45 and $3.81 grew 173.6% and 11.4%, respectively
•FY24 revenue of $20.2 billion increased 4.2% as reported and currency neutral, 4.6% adjusted currency-neutral, and 5.0% organic
•FY24 GAAP and adjusted diluted EPS from continuing operations of $5.93 and $13.14 grew 16.3% and 7.6%, respectively
•FY24 cash from continuing operations grew 28.5% to $3.8 billion and Free Cash Flow grew 47.4% to $3.1 billion, increasing $0.9 billion and $1.0 billion since the prior year, respectively
•Company issues FY25 revenue guidance including GAAP growth of 8.9% to 9.4%, adjusted currency-neutral growth of 8.8% to 9.3% and organic growth of 4.0% to 4.5%
•Company issues FY25 adjusted diluted EPS guidance of $14.25 to $14.601, which reflects growth of about 10% at the midpoint

FRANKLIN LAKES, NJ (November 7, 2024) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today announced results for its fiscal 2024 fourth quarter and full year which ended September 30, 2024.

“In FY24, our team advanced our strategy, continuing to shift our portfolio into higher-growth areas through new innovations and the acquisition of Edwards Lifesciences’ Critical Care product group, while leveraging our BD Excellence system to exceed our margin expansion, earnings and cash flow goals,” said Tom Polen, chairman, CEO and president of BD. “Our growth strategy remains focused on delivering solutions for our customers that leverage significant shifts in technology, like biologics, AI and automation, that are revolutionizing patient care. Combined with accelerated operational performance through BD Excellence and strong capital deployment, we are poised to deliver continued value creation for our shareholders.”

1 BD does not attempt to provide reconciliations of forward-looking adjusted diluted EPS guidance to the comparable GAAP measure. See the discussion below under "Assumptions and Outlook for Full Year Fiscal 2025."

Recent Business and Corporate Sustainability Highlights

•The company completed the acquisition of Critical Care from Edwards Lifesciences, expanding BD's portfolio of smart connected care solutions with monitoring technologies, including advanced AI-enabled clinical decision tools. The combination of leading monitoring and infusion platforms enables future innovation opportunities for closed-loop monitoring and treatment by integrating combined company data sets and interoperability capabilities.
•BD celebrated 75 years of U.S. manufacturing excellence in Nebraska where its Columbus site produces billions of vital medical supplies each year and where, for the first nine months of 2024, it boosted domestic syringe production to help improve supply continuity to health care providers and their patients.
•BD Life Sciences:
•The Integrated Diagnostic Solutions business unit announced Health Canada approval of the BD Onclarity™ HPV Assay for human papillomavirus (HPV) testing for the use with self-collected vaginal specimens at home.
•The Biosciences business unit announced a new robotics solution to automate and standardize single-cell research with the commercial launch of the first in a family of high-throughput, robotics-compatible reagent kits for use with the Hamilton Robotics Liquid-Handler, helping accelerate lab work leading to genomic sequencing.
•BD Medical:
•The Medication Delivery Solutions business unit announced:
◦The launch of the new BD® Intraosseous Vascular Access System, enabling access in seconds for rapid delivery of fluids or medication in critical emergency situations.
◦New data that shows BD MaxPlus™ and BD MaxZero™ Needle-free Connectors demonstrate better clinical outcomes with lower rate of central line bloodstream infections, fewer occlusions and cost savings.
•The Medication Management Solutions business unit announced new data that reveals the use of advanced artificial intelligence in BD HealthSight™ Diversion Management software is highly effective in detecting indicators of controlled substance diversion in the operating room.
•The Pharmaceutical Systems business unit announced:
◦The latest capacity expansion of the BD Neopak™ Glass Prefillable Syringe platform, a significant milestone that enables unprecedented large-scale production of advanced BD glass syringes to serve the growing market for biologic therapies.
◦The commercial release of the BD Neopak™ XtraFlow™ Glass Prefillable Syringe with features that enhance the injection experience for the next generation of biologics, expanding the usability of the BD Neopak™ platform.
◦These expansions add to BD's leadership in offering a broad range of injection solutions to enable delivery of treatments such as GLP-1s, antibodies and other next generation treatments for chronic disease.
•Named a Best Place to Work for Disability Inclusion for the sixth consecutive year following its top score on the Disability Equality Index.
•Named among the 100 Best Corporate Citizens of 2024 by 3BL, ranking second in the health care equipment and services industry.

Fourth Quarter Fiscal 2024 Operating Results

	Three Months Ended September 30,		Change	Foreign Currency Neutral Change[1]	Organic Revenue Change[1,2]
(Millions of dollars, except per share amounts)	2024	2023
Revenues	$5,437	$5,087	6.9%	7.4%	6.2%

Reported Diluted Earnings per Share from Continuing Operations	$1.45	$0.53	173.6%	198.1%
Adjusted Diluted Earnings per Share from Continuing Operations[1]	$3.81	$3.42	11.4%	15.2%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.

2Organic Revenue growth denotes foreign currency neutral revenues further adjusted for the impact to revenues from acquisitions and divestitures during the first 12 months post-acquisition/divestiture.

Geographic Results

Revenues (Millions of dollars)	Three Months Ended September 30,		Reported Change	Foreign Currency Neutral Change[1]
	2024	2023
United States	$3,117	$2,879	8.3%	8.3%

International	$2,320	$2,209	5.1%	6.3%

Total Revenues	$5,437	$5,087	6.9%	7.4%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.
Segment Results

Revenues (Millions of dollars)	Three Months Ended September 30,		Reported Change	Foreign Currency Neutral Change[1]	Organic Revenue Change[1,2]
	2024	2023
BD Medical	$2,837	$2,554	11.1%	11.5%	8.6%

BD Life Sciences	$1,340	$1,330	0.7%	1.4%	1.4%

BD Interventional	$1,260	$1,203	4.7%	5.4%	6.6%

Total Revenues	$5,437	$5,087	6.9%	7.4%	6.2%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.
2Organic Revenue growth denotes foreign currency neutral revenues further adjusted for the impact to revenues from acquisitions and divestitures during the first 12 months post-acquisition/divestiture.

The BD Medical segment includes the Medication Delivery Solutions (MDS), Medication Management Solutions (MMS) and Pharmaceutical Systems (PS) business units, and the Advanced Patient Monitoring (APM) business unit, which was formed upon the closing of the acquisition of Critical Care from Edwards Lifesciences. The segment's performance includes the revenues of APM from September 3, 2024 to September 30, 2024. BD Medical organic revenue growth was led by MMS.
•MDS performance reflects strong volume growth across the portfolio with increased share in Vascular Access Management and hypodermic products.
•MMS performance reflects high double-digit growth in Infusion driven by BD Alaris™ and higher utilization of infusion sets that was partially offset by the prior-year comparison in Dispensing Solutions.
•PS performance reflects double-digit growth in Biologics, including GLP-1s, that was partially offset by expected transitory market dynamics including customer inventory de-stocking in anti-coagulants and vaccines.

The BD Life Sciences segment includes the Integrated Diagnostic Solutions (IDS) and Biosciences (BDB) business units. BD Life Sciences revenue growth was driven by IDS.
•IDS performance reflects strong growth in Specimen Management driven by broad volume strength, and double-digit growth in BD MAX™ IVD and BD COR™ that was partially offset by the prior-year comparison in Microbiology.
•BDB performance reflects transitory market dynamics that resulted in lower market demand for research instruments partially offset by strong growth in clinical solutions that was driven by the FACSLyric™ Clinical Cell Analyzer and cancer reagents.

The BD Interventional segment includes the Surgery, Peripheral Intervention (PI), and Urology & Critical Care (UCC) business units. BD Interventional organic revenue growth was driven by performance across the segment.
•Surgery performance reflects double-digit growth in Infection Prevention and Phasix™ hernia resorbable scaffold that was partially offset by a tough prior-year comparison in Advanced Repair & Reconstruction. The unit's performance also reflects the impact from the divestiture of the Surgical Instrumentation platform.
•PI performance reflects double-digit growth in the Peripheral Vascular Disease portfolio and strong growth in End Stage Kidney Disease that was partially offset by a decline in U.S. Oncology due to prior year distributor stocking.
•UCC performance reflects strong double-digit growth in the PureWick™ franchise with continued adoption of both the Male and Female portfolios.

Assumptions and Outlook for Full Year Fiscal 2025

The company provided the following guidance with respect to fiscal 2025. GAAP revenue growth of 8.9% to 9.4% and currency-neutral adjusted revenue growth of 8.8% to 9.3% include the newly acquired APM business. The company's organic revenue growth guidance of 4.0% to 4.5% includes absorbing an impact about 125 basis points from an expected decline in revenues in China and Bioscience and Pharma market dynamics.

Fiscal 2025 Guidance as of November 7, 2024
GAAP Revenues	~$21.9 to $22.1 billion
GAAP Revenue Growth	8.9% to 9.4%
Adjusted Revenue Growth (FXN)	8.8% to 9.3%
Organic Revenue Growth (FXN)	4.0% to 4.5%

Adjusted Diluted EPS	$14.25 to $14.60
Adjusted Diluted EPS Growth	~8.5% to 11.0%

BD's outlook for fiscal 2025 reflects numerous assumptions about many factors that could affect its business, based on the information management has reviewed as of this date. Management will discuss its outlook and several of its assumptions on its fourth fiscal quarter earnings call.

The company's expected adjusted diluted EPS for fiscal 2025 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, spin-related costs, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking adjusted diluted non-GAAP EPS guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a material impact on GAAP measures of BD’s financial performance. We also present our estimated adjusted revenue growth and organic revenue growth for our 2025 fiscal year after adjusting for the illustrative impact of foreign currency translation. BD believes that this adjustment allows investors to better evaluate BD’s anticipated underlying earnings performance for our 2025 fiscal year in relation to our underlying 2024 fiscal year performance.

Conference Call and Presentation Materials
BD will host an audio webcast today for the public, investors, analysts, and news media to discuss its fourth quarter results. The audio webcast will be broadcast live on BD’s website, www.bd.com/investors at 8 a.m. (ET) Thursday, November 7, 2024. Accompanying slides will be available on BD’s website, www.bd.com/investors at approximately 6:30 a.m. (ET). The conference call will be available for replay on BD’s website, www.bd.com/investors. Alternatively, you can dial into the replay at 800-839-1337 (domestic) and 402-220-0489 (international) through the close of business on Thursday, November 14, 2024. A confirmation number is not needed to access the replay.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. These include adjusted revenues, revenue growth rates on a currency-neutral, adjusted, and organic basis, adjusted diluted earnings per share from continuing operations, and free cash flow. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States. BD management believes that the use of non-GAAP measures to adjust for items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability helps investors to gain a better understanding of our performance year-over-year, to analyze underlying trends in our businesses, to analyze our operating results, and to understand future prospects. Management uses these non-GAAP financial measures to measure and forecast the company’s performance, especially when comparing such results to previous periods or forecasts. We believe presenting such adjusted metrics provides investors with greater transparency to the information used by BD management for its operational decision-making and for comparison to other companies within the medical technology industry. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. BD strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by BD may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Non-GAAP measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures.

We present adjusted revenues for the full fiscal year 2024 after eliminating the recognition of accruals resulting from recent developments relating to the Italian government medical device pay back legislation, as well as another legal matter, which substantially relate to years prior to the current fiscal year, because we believe these items affect the comparability of the periods presented to prior periods.

We also present adjusted diluted earnings per share from continuing operations for the fourth quarter and full fiscal year 2024, and the corresponding prior periods, after eliminating items we believe are not part of our ordinary operations and affect the comparability of the periods presented. Adjusted diluted earnings per share from continuing operations includes adjustments for the impact of purchase accounting adjustments, integration and restructuring costs, transaction and financing costs, spin-off related costs, certain regulatory costs, certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. In particular, current and prior-year adjusted diluted earnings per share from continuing operations results exclude European regulatory initiative-related costs, which represent costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation (collectively, the “New EU Medical Devices Regulations”), which represent a significant, unusual change to the existing regulatory framework. We consider the excluded European regulatory initiative-related costs to be duplicative of previously incurred costs and/or one-off costs related to establishing initial compliance with such regulatory regimes, and in each case are limited to a specific period of time. These expenses relate to establishing initial compliance with the New EU Medical Devices Regulations and include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs. These costs were recorded in Cost of products sold and Research and development expense.

We also present revenue growth rates for the fourth quarter and full fiscal year 2024 over the corresponding prior periods on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We also show the growth in adjusted diluted earnings per share from continuing operations compared to the prior year periods after eliminating the impact of foreign currency translation to further enable investors to evaluate BD’s underlying earnings performance compared to the prior periods. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a foreign currency-neutral basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to the prior periods.

We also present free cash flow for the full fiscal year 2024 over the corresponding prior period, which is net cash provided by continuing operating activities less capital expenditures, to provide a view of the Company's ability to generate cash for use in acquisitions and other investing and financing activities. Free cash flow is not a measure of cash available for discretionary expenditures given that we have certain non-discretionary obligations such as debt service that are not deducted from the measure. We believe the presentation of results of free cash flow in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to the prior period.

Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its more than 70,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/ and on X (formerly known as Twitter) @BDandCo.
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This press release and accompanying audio webcast on November 7, 2024 contain certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s future prospects and performance, including, but not limited to, future revenues, margins, earnings per share, leverage targets and capital deployment. All such statements are based upon current expectations and assumptions of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to such forward-looking statements, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, risks relating to macroeconomic conditions and their impact on our operations and healthcare spending generally, including any impact of disruptions in the global transportation networks or other aspects of our supply chain on our ability to source raw materials, components and energy sources needed to produce our products, labor constraints or disputes, inflationary pressures, currency rate fluctuations, and increased interest rates and borrowing costs; conditions in international markets, including geopolitical developments such as the evolving situations in Russia and Ukraine, the Middle East and Asia, which could adversely impact our operations; competitive factors including technological advances and new products or novel medical therapies introduced by competitors; product efficacy or safety concerns or non-compliance with applicable regulatory requirements (such as non-compliance of our products with registration requirements resulting from modifications to such products, or other factors, including with respect to BD Alaris™ pumps and related sets and BD Vacutainer™) resulting in product recalls, lost revenue or other actions being taken with respect to products in the field or the ability to continue selling new products to customers; changes to legislation or regulations impacting the U.S. or foreign healthcare systems, changes in medical practices or in patient preferences, potential cuts in governmental research or other healthcare spending, or governmental or private measures to contain healthcare costs, such as China’s volume-based procurement tender process or changes in pricing and reimbursement policies, which could result in reduced demand for our products or downward pricing pressure; the adverse impact on our business or products of past, current or future information and technology system disruptions, breaches or breakdowns, including through cyberattacks, ransom attacks or cyber-intrusion, and any investigations, legal proceedings, liability, expense or reputational damage arising in connection with any such events; increased labor costs and labor shortages or disputes; new or changing laws and regulations impacting our business (including the imposition of tariffs, sanctions, changes in tax laws, new environmental laws and regulations (such as those related to climate change or materials of concern), new cybersecurity, artificial intelligence or privacy laws, or changes in laws impacting international trade or anti-corruption and bribery, or changes in reporting requirements or enforcement practices with respect to such laws; our suppliers’ ability to provide products needed for our operations and BD’s ability to maintain favorable supplier arrangements and relationships; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; adverse changes in regional, national or foreign economic conditions, including any impact on our ability to access credit markets and finance our operations; risks relating to our overall indebtedness; the possible impact of public health crises on our business and the global healthcare system, which could decrease demand for our products, disrupt our operations or the operations of our customers and companies within our supply chain, or increase transportation costs; interruptions in our manufacturing or sterilization processes or those of our third-party providers, including any restrictions placed on the use of ethylene oxide for sterilization; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; the overall timing of the replacement or remediation of the BD Alaris™ Infusion System and return to market in the U.S., which may be impacted by, among other things, customer readiness, supply continuity and our continued engagement with the FDA; our ability to achieve our projected level or mix of product sales; our ability to successfully integrate any businesses we acquire; uncertainties of litigation, investigations, subpoenas, settlements, fines, penalties and/or other sanctions (as described in BD’s filings with the Securities and Exchange Commission ("SEC")); and the issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the SEC. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended September 30,
	2024	2023	% Change
REVENUES	$5,437	$5,087	6.9

Cost of products sold	2,922	3,386	(13.7)
Selling and administrative expense	1,256	1,137	10.4
Research and development expense	302	281	7.7
Integration, restructuring and transaction expense	170	138	23.2
Other operating expense (income), net	137	(203)	167.3
TOTAL OPERATING COSTS AND EXPENSES	4,787	4,738	1.0
OPERATING INCOME	650	349	86.4

Interest expense	(155)	(114)	36.3
Interest income	56	9	493.7
Other expense, net	(9)	(63)	85.1
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	542	181	198.8
Income tax provision	121	27	342.5
NET INCOME FROM CONTINUING OPERATIONS	421	154	173.2
Loss from Discontinued Operations, Net of Tax	—	(46)	100.0
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$421	$108	290.1

BASIC EARNINGS PER SHARE
Income from Continuing Operations	1.45	0.53	173.6
Loss from Discontinued Operations	—	(0.16)	100.0
Basic Earnings per Share	$1.45	$0.37	291.9

DILUTED EARNINGS PER SHARE
Income from Continuing Operations	1.45	0.53	173.6
Loss from Discontinued Operations	—	(0.16)	100.0
Diluted Earnings per Share	$1.45	$0.37	291.9

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	289,607	290,590
Diluted	290,602	292,701

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Twelve Months Ended September 30,
	2024	2023	% Change
REVENUES	$20,178	$19,372	4.2

Cost of products sold	11,025	11,202	(1.6)
Selling and administrative expense	4,857	4,719	2.9
Research and development expense	1,190	1,237	(3.8)
Integration, restructuring and transaction expense	458	313	46.2
Other operating expense (income), net	222	(210)	206.0
TOTAL OPERATING COSTS AND EXPENSES	17,752	17,261	2.8
OPERATING INCOME	2,425	2,111	14.9

Interest expense	(528)	(452)	16.7
Interest income	163	49	233.5
Other expense, net	(28)	(46)	38.3
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,033	1,662	22.3
Income tax provision	307	132	133.0
NET INCOME FROM CONTINUING OPERATIONS	1,726	1,530	12.8
Loss from Discontinued Operations, Net of Tax	—	(46)	100.0
NET INCOME	1,726	1,484	16.3
Preferred stock dividends	—	(60)	(100.0)
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$1,726	$1,424	21.2

BASIC EARNINGS PER SHARE
Income from Continuing Operations	5.96	5.14	16.0
Loss from Discontinued Operations	—	(0.16)	100.0
Basic Earnings per Share	$5.96	$4.97	19.9

DILUTED EARNINGS PER SHARE
Income from Continuing Operations	5.93	5.10	16.3
Loss from Discontinued Operations	—	(0.16)	100.0
Diluted Earnings per Share	$5.93	$4.94	20.0

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	289,763	286,282
Diluted	291,009	288,392

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Amounts in millions)

	September 30, 2024	September 30, 2023

ASSETS
Cash and equivalents	$1,717	$1,416
Restricted cash	139	65
Short-term investments	445	8
Trade receivables, net	3,033	2,534
Inventories	3,843	3,273
Prepaid expenses and other	1,292	1,380
TOTAL CURRENT ASSETS	10,468	8,676
Property, plant and equipment, net	6,821	6,557
Goodwill and other intangibles, net	37,383	35,469
Other assets	2,615	2,078
TOTAL ASSETS	$57,286	$52,780
LIABILITIES AND SHAREHOLDERS' EQUITY
Current debt obligations	$2,170	$1,141
Other current liabilities	6,777	5,500
Long-term debt	17,940	14,738
Long-term employee benefit obligations	942	1,023
Deferred income taxes and other liabilities	3,546	4,582
Shareholders’ equity	25,911	25,796
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$57,286	$52,780

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Amounts in millions)

	Twelve Months Ended September 30,
	2024	2023

OPERATING ACTIVITIES
Net income	$1,726	$1,484
Less: Loss from discontinued operations, net of tax	—	(46)
Income from continuing operations, net of tax	1,726	1,530
Depreciation and amortization	2,286	2,288
Change in operating assets and liabilities and other, net	(168)	(828)
NET CASH PROVIDED BY CONTINUING OPERATING ACTIVITIES	3,844	2,990
INVESTING ACTIVITIES
Capital expenditures	(725)	(874)
Acquisitions, net of cash acquired	(3,924)	—
Proceeds from divestiture, net	—	540
Purchases of investments, net	(421)	—
Other, net	(444)	(382)
NET CASH USED FOR CONTINUING INVESTING ACTIVITIES	(5,514)	(716)
FINANCING ACTIVITIES
Change in short-term debt	400	(230)
Proceeds from long-term debt	4,517	1,662
Payments of debt	(1,142)	(2,155)
Repurchases of common stock	(500)	—
Dividends paid	(1,100)	(1,114)
Other, net	(89)	(120)
NET CASH PROVIDED BY (USED FOR) CONTINUING FINANCING ACTIVITIES	2,087	(1,956)
Net cash used for operating activities of discontinued operations	(46)	(1)
Effect of exchange rate changes on cash and equivalents and restricted cash	4	5
NET INCREASE IN CASH AND EQUIVALENTS AND RESTRICTED CASH	375	322
OPENING CASH AND EQUIVALENTS AND RESTRICTED CASH	1,481	1,159
CLOSING CASH AND EQUIVALENTS AND RESTRICTED CASH	$1,856	$1,481

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended September 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2024	2023	% Change
BD MEDICAL
Medication Delivery Solutions	$689	$656	5.0
Medication Management Solutions	744	602	23.6
Pharmaceutical Systems	187	188	(0.4)
Advanced Patient Monitoring	47	—	NM
TOTAL	$1,667	$1,447	15.3

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$448	$447	0.2
Biosciences	151	159	(5.2)
TOTAL	$598	$606	(1.2)

BD INTERVENTIONAL
Surgery	$279	$279	(0.1)
Peripheral Intervention	267	268	(0.4)
Urology and Critical Care	306	279	9.4
TOTAL	$851	$826	3.0

TOTAL UNITED STATES	$3,117	$2,879	8.3
"NM" denotes that the percentage change is not meaningful.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2024	2023	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$458	$442	$(8)	3.6	5.5
Medication Management Solutions	195	194	(1)	0.3	0.6
Pharmaceutical Systems	490	471	(2)	4.0	4.4
Advanced Patient Monitoring	27	—	—	NM	NM
TOTAL	$1,170	$1,107	$(11)	5.6	6.6

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$495	$479	$(7)	3.4	4.9
Biosciences	247	246	(1)	0.4	1.0
TOTAL	$742	$724	$(9)	2.4	3.6

BD INTERVENTIONAL
Surgery	$89	$87	$(2)	3.2	5.0
Peripheral Intervention	235	214	(4)	9.7	11.5
Urology and Critical Care	84	76	(2)	11.0	13.8
TOTAL	$409	$377	$(8)	8.5	10.5

TOTAL INTERNATIONAL	$2,320	$2,209	$(27)	5.1	6.3
"NM" denotes that the percentage change is not meaningful.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2024	2023	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,147	$1,098	$(8)	4.4	5.2
Medication Management Solutions	939	796	(1)	17.9	18.0
Pharmaceutical Systems	677	659	(2)	2.7	3.0
Advanced Patient Monitoring	74	—	—	NM	NM
TOTAL	$2,837	$2,554	$(11)	11.1	11.5

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$943	$926	$(7)	1.8	2.6
Biosciences	397	405	(1)	(1.8)	(1.4)
TOTAL	$1,340	$1,330	$(9)	0.7	1.4

BD INTERVENTIONAL
Surgery	$368	$366	$(2)	0.7	1.1
Peripheral Intervention	502	482	(4)	4.1	4.9
Urology and Critical Care	390	355	(2)	9.7	10.3
TOTAL	$1,260	$1,203	$(8)	4.7	5.4

TOTAL REVENUES	$5,437	$5,087	$(27)	6.9	7.4
"NM" denotes that the percentage change is not meaningful.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Twelve Months Ended September 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2024	2023	% Change
BD MEDICAL
Medication Delivery Solutions	$2,661	$2,519	5.6
Medication Management Solutions	2,627	2,303	14.1
Pharmaceutical Systems	629	666	(5.5)
Advanced Patient Monitoring	47	—	NM
TOTAL	$5,964	$5,488	8.7

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$1,733	$1,774	(2.3)
Biosciences	577	603	(4.4)
TOTAL	$2,310	$2,377	(2.8)

BD INTERVENTIONAL
Surgery	$1,130	$1,159	(2.5)
Peripheral Intervention	1,029	1,016	1.3
Urology and Critical Care	1,236	1,073	15.2
TOTAL	$3,394	$3,247	4.5

Other(1)	$(6)	$—	NM

TOTAL UNITED STATES	$11,663	$11,113	4.9

"NM" denotes that the percentage change is not meaningful.
(1) Represents an accrual resulting from a legal matter and which substantially relates to years prior to the current fiscal year. This amount was not allocated to our reportable segments.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2024	2023	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,768	$1,774	$(4)	(0.3)	(0.1)
Medication Management Solutions	670	677	5	(1.0)	(1.7)
Pharmaceutical Systems	1,644	1,563	3	5.2	5.0
Advanced Patient Monitoring	27	—	—	NM	NM
TOTAL	$4,110	$4,014	$4	2.4	2.3

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$1,946	$1,850	$(2)	5.2	5.3
Biosciences	935	906	1	3.3	3.2
TOTAL	$2,881	$2,756	$(1)	4.6	4.6

BD INTERVENTIONAL
Surgery	$363	$338	$(2)	7.2	7.8
Peripheral Intervention	904	849	(9)	6.5	7.6
Urology and Critical Care	319	301	(7)	5.7	7.9
TOTAL	$1,586	$1,489	$(18)	6.5	7.7

Other(1)	$(62)	$—	$—	NM	NM

TOTAL INTERNATIONAL	$8,515	$8,258	$(14)	3.1	3.3

"NM" denotes that the percentage change is not meaningful.
(1) Represents the recognition of an accrual resulting from recent developments relating to the Italian government medical device pay back legislation and which substantially relates to years prior to the current fiscal year. This amount was not allocated to our reportable segments.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2024	2023	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$4,429	$4,293	$(4)	3.2	3.3
Medication Management Solutions	3,297	2,980	5	10.7	10.5
Pharmaceutical Systems	2,273	2,229	3	2.0	1.8
Advanced Patient Monitoring	74	—	—	NM	NM
TOTAL	$10,074	$9,502	$4	6.0	6.0

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$3,679	$3,624	$(2)	1.5	1.6
Biosciences	1,512	1,509	1	0.2	0.2
TOTAL	$5,191	$5,133	$(1)	1.1	1.1

BD INTERVENTIONAL
Surgery	$1,492	$1,497	$(2)	(0.3)	(0.2)
Peripheral Intervention	1,933	1,865	(9)	3.7	4.1
Urology and Critical Care	1,554	1,374	(7)	13.1	13.6
TOTAL	$4,980	$4,736	$(18)	5.1	5.5

Other(1)	$(67)	$—	$—	NM	NM

TOTAL REVENUES	$20,178	$19,372	$(14)	4.2	4.2
"NM" denotes that the percentage change is not meaningful.
(1) Represents the recognition of accruals resulting from recent developments relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to the current fiscal year. Such amounts were not allocated to our reportable segments.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO ORGANIC REVENUE CHANGE
Three Months Ended September 30,
(Unaudited; Amounts in millions)

				D = (A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2024	2023	FX Impact	Reported	FXN
TOTAL REVENUES	$5,437	$5,087	$(27)	6.9	7.4
Less: Inorganic revenue adjustment (1)	74	14	—	444.6	444.6
Organic Revenue	$5,363	$5,074	$(27)	5.7	6.2

BD MEDICAL REVENUES	$2,837	$2,554	$(11)	11.1	11.5
Less: Inorganic revenue adjustment (1)	74	—	—	NM	NM
BD Medical Organic Revenue	$2,763	$2,554	$(11)	8.2	8.6

BD INTERVENTIONAL REVENUES	$1,260	$1,203	$(8)	4.7	5.4
Less: Inorganic revenue adjustment (1)	—	14	—	(100.0)	(100.0)
BD Interventional Organic Revenue	$1,260	$1,190	$(8)	5.9	6.6

"NM" denotes that the percentage change is not meaningful.
(1) Inorganic revenue adjustment is defined as the amount of incremental revenue attributable to acquisitions and the revenue decline attributable to divestitures during the first 12 months post-acquisition/divestiture. Acquisitions include: Edwards Lifesciences’ Critical Care Product Group, which was renamed as BD Advanced Patient Monitoring, in the Medical Segment. Divestitures include: the sale of the Surgical Instrumentation platform in the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO ADJUSTED REVENUE CHANGE TO ORGANIC REVENUE CHANGE
Twelve Months Ended September 30,
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2024	2023	FX Impact	Reported	FXN
TOTAL REVENUES	$20,178	$19,372	$(14)	4.2	4.2
Add: Reduction for government legislative and legal matters(1)	67	—	—	NM	NM
Adjusted Total Revenues	$20,245	$19,372	$(14)	4.5	4.6
Less: Inorganic revenue adjustment (2)	$74	$140	$—	(46.9)	(46.9)
Organic Revenue	$20,171	$19,232	$(14)	4.9	5.0
"NM" denotes that the percentage change is not meaningful.
(1) Represents the recognition of accruals resulting from recent developments relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to the current fiscal year.
(2) Inorganic revenue adjustment is defined as the amount of incremental revenue attributable to acquisitions and the revenue decline attributable to divestitures during the first 12 months post-acquisition/divestiture. Acquisitions include: Edwards Lifesciences’ Critical Care Product Group, which was renamed as BD Advanced Patient Monitoring, in the Medical Segment. Divestitures include: the sale of the Surgical Instrumentation platform in the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION FROM NET CASH PROVIDED BY CONTINUING OPERATING ACTIVITIES TO FREE CASH FLOW
Twelve Months Ended September 30,
(Unaudited; Amounts in millions)

	A	B	C=A-B	D=C/B
	2024	2023	Change	% Change
Net Cash Provided by Continuing Operating Activities	$3,844	$2,990	$854	28.5%
Capital Expenditures	(725)	(874)	149	(17.0)%
Free Cash Flow	$3,119	$2,116	$1,002	47.4%

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended September 30,
	2024	2023	Change	FX Impact	FXN Change	Change %	FXN Change %
Reported Diluted Earnings per Share from Continuing Operations	$1.45	$0.53	$0.92	$(0.13)	$1.05	173.6%	198.1%
Purchase accounting adjustments ($427 million and $363 million pre-tax, respectively) (1)	1.47	1.24		—
Integration costs ($6 million and $12 million pre-tax, respectively) (2)	0.02	0.04		—
Restructuring costs ($125 million and $119 million pre-tax, respectively) (2)	0.43	0.41		—
Transaction Costs ($39 million pre-tax) (3)	0.13	—		—
Financing Costs (($6) million pre-tax) (3)	(0.02)	—		—
Separation-related items ($6 million and $4 million pre-tax, respectively) (4)	0.02	0.02		—
European regulatory initiative-related costs ($32 million and $36 million pre-tax, respectively) (5)	0.11	0.12		—
Product, litigation, and other items ($149 million and $458 million pre-tax, respectively) (6)	0.51	1.56		—
Tax impact of specified items and other tax related (($93) million and ($146) million, respectively)	(0.32)	(0.50)		—
Adjusted Diluted Earnings per Share from Continuing Operations	$3.81	$3.42	$0.39	$(0.13)	$0.52	11.4%	15.2%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with integration and restructuring activities.
(3)Represents transaction costs and financing impacts associated with the acquisition of Edwards Lifesciences' Critical Care Product Group. The transaction costs are recorded in Integration, restructuring and transaction expense and the financing impacts are recorded in Interest income and Interest expense.
(4)Represents costs recorded to Other operating expense (income), net incurred in connection with the separation of BD's former Diabetes Care business.
(5)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(6)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount in 2024 reflects charges to Other operating expense (income), net related to legal matters, including a $125 million charge to accrue an estimated liability for the SEC investigation with respect to, among other things, certain reporting issues involving BD AlarisTM infusion pumps included in SEC disclosures prior to 2021, based on discussions with the SEC with respect to a potential resolution of this matter. The Company cannot anticipate the timing, scope, outcome or ultimate impact of the SEC investigation, financial or otherwise, including but not limited to what actions the SEC might pursue against the Company and/or individuals. As a result, the ultimate resolution is unknown at this time, and it is possible that the amount of the Company's liability could significantly exceed its currently accrued amount. The amount in 2023 includes a charge of $563 million to adjust the estimate of future product remediation costs to Cost of products sold and a charge of $55 million related to pension settlement costs to Other expense, net. The amount in 2023 also includes a gain of $268 million related to the sale of our Surgical Instrumentation platform recorded to Other operating expense (income), net.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Twelve Months Ended September 30,
	2024	2023	Change	FX Impact	FXN Change	Change %	FXN Change %
Reported Diluted Earnings per Share from Continuing Operations	$5.93	$5.10	$0.83	$(0.56)	$1.39	16.3%	27.3%
Purchase accounting adjustments ($1.503 billion and $1.434 billion pre-tax, respectively) (1)	5.16	4.97		—
Integration costs ($23 million and $67 million pre-tax, respectively) (2)	0.08	0.23		—
Restructuring costs ($387 million and $239 million pre-tax, respectively) (2)	1.33	0.83		0.01
Transaction Costs ($48 million pre-tax) (3)	0.17	—		—
Financing Costs (($8) million pre-tax) (3)	(0.03)	—		—
Separation-related items ($13 million and $14 million pre-tax, respectively) (4)	0.05	0.05		—
European regulatory initiative-related costs ($104 million and $139 million pre-tax, respectively) (5)	0.36	0.48		—
Product, litigation, and other items ($318 million and $554 million pre-tax, respectively) (6)	1.09	1.92		—
Tax impact of specified items and other tax related (($290) million and ($399) million, respectively)	(1.00)	(1.38)		—
Adjusted Diluted Earnings per Share from Continuing Operations	$13.14	$12.21	$0.93	$(0.55)	$1.48	7.6%	12.1%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with integration and restructuring activities.
(3)Represents transaction costs and financing impacts associated with the acquisition of Edwards Lifesciences' Critical Care Product Group. The transaction costs are recorded in Integration, restructuring and transaction expense and the financing impacts are recorded in Interest income and Interest expense.
(4)Represents costs recorded to Other operating expense (income), net incurred in connection with the separation of BD's former Diabetes Care business.
(5)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(6)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount in 2024 reflects the recognition of $67 million in accruals as an impact to Revenues resulting from recent developments relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to our current fiscal year. The amount in 2024 also reflects charges to Other operating expense (income), net related to legal matters, including a $175 million charge to accrue an estimated liability for the SEC investigation with respect to, among other things, certain reporting issues involving BD AlarisTM infusion pumps included in SEC disclosures prior to 2021, based on discussions with the SEC with respect to a potential resolution of this matter. The Company cannot anticipate the timing, scope, outcome or ultimate impact of the SEC investigation, financial or otherwise, including but not limited to what actions the SEC might pursue against the Company and/or individuals. As a result, the ultimate resolution is unknown at this time, and it is possible that the amount of the Company's liability could significantly exceed its currently accrued amount. The amount in 2023 includes a charge of $653 million to adjust the estimate of future product remediation costs to Cost of products sold and a charge of $57 million related to pension settlement costs to Other expense, net. The amount in 2023 also includes a gain of $268 million related to the sale of our Surgical Instrumentation platform recorded to Other operating expense (income), net.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2025 OUTLOOK RECONCILIATION

	Full Year FY 2024	Full Year FY 2025 Outlook
	($ in millions)	% Change	Revenues
BDX Reported Revenues	$20,178
Add: Revenue Adjustment Impact	67
Adjusted Revenues	$20,245

FY 2025 Reported Revenue Growth		+8.9% to +9.4%
Revenue Adjustment Impact		~+35 basis points
Illustrative Foreign Currency (FX) Impact		(~25) basis points
FY 2025 Revenue Growth (adjusted)(FXN)		+8.8% to 9.3%
FY 2025 Inorganic Impact to Revenue Growth		~+475 basis points
FY 2025 Organic Revenue Growth(FXN)		+4.0% to +4.5%

Total FY 2025 Revenues			~$21.9 to $22.1 billion

Notes
- Revenue Adjustment Impact reflects the recognition of accruals resulting from recent developments relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to the current fiscal year.
- Inorganic revenue adjustment is defined as the amount of incremental revenue attributable to acquisitions and the revenue decline attributable to divestitures during the first 12 months post-acquisition/divestiture.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2025 OUTLOOK RECONCILIATION CONTINUED

		Full Year FY 2025 Outlook
	Full Year FY 2024 from Continuing Operations	Total Company
Reported Diluted Earnings per Share	$5.93
Purchase accounting adjustments ($1.503 billion pre-tax) (1)	5.16
Integration costs ($23 million pre-tax) (2)	0.08
Restructuring costs ($387 million pre-tax) (2)	1.33
Transaction Costs ($48 million pre-tax) (3)	0.17
Financing Costs (($8) million pre-tax) (3)	(0.03)
Separation-related items ($13 million pre-tax) (4)	0.05
European regulatory initiative-related costs ($104 million pre-tax) (5)	0.36
Product, litigation, and other items ($318 million pre-tax) (6)	1.09
Tax impact of specified items and other tax related (($290) million)	(1.00)
Adjusted Diluted Earnings per Share	$13.14	$14.25 to $14.60
Reported % Change		+8.5% to +11.0%

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with integration and restructuring activities.
(3)Represents transaction costs and financing impacts associated with the acquisition of Edwards Lifesciences' Critical Care Product Group. The transaction costs are recorded in Integration, restructuring and transaction expense and the financing impacts are recorded in Interest income and Interest expense.
(4)Represents costs recorded to Other operating expense (income), net incurred in connection with the separation of BD's former Diabetes Care business.
(5)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(6)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount in 2024 reflects the recognition of $67 million in accruals as an impact to Revenues resulting from recent developments relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to our current fiscal year. The amount in 2024 also reflects charges to Other operating expense (income), net related to legal matters, including a $175 million charge to accrue an estimated liability for the SEC investigation with respect to, among other things, certain reporting issues involving BD AlarisTM infusion pumps included in SEC disclosures prior to 2021, based on discussions with the SEC with respect to a potential resolution of this matter. The Company cannot anticipate the timing, scope, outcome or ultimate impact of the SEC investigation, financial or otherwise, including but not limited to what actions the SEC might pursue against the Company and/or individuals. As a result, the ultimate resolution is unknown at this time, and it is possible that the amount of the Company's liability could significantly exceed its currently accrued amount.